CONSENT OF KEVIN BAHE

The undersigned hereby consents to (a) the inclusion of the references to the undersigned's involvement in authoring the portions of the feasibility study titled "Feasibility Study: National Instrument 43-101 Technical Report for the Thacker Pass Project, Humboldt County, Nevada, USA" dated effective November 2, 2022 contained in (i) the Annual Report on Form 20-F for the year ended December 31, 2023 and any exhibits filed therewith and (ii) the prospectus supplement dated April 17, 2024 (the "Prospectus Supplement") to the Registration Statement on Form F-3 (No. 333-274883) filed with the United States Securities and Exchange Commission (the "SEC") by Lithium Americas Corp. (the "Company"), (b) the preparation and review of the scientific and technical disclosure prepared in accordance with National Instrument 43-101 - Standards of Disclosure for Mineral Projects of the Canadian Securities Administrators contained in the Prospectus Supplement (the "Technical Information") filed with the SEC, (c) the filing of this consent under cover of Form 6-K with the SEC, (d) the use of my name in the Company's Annual Report on Form 20-F for the year ended December 31, 2023 and Registration Statements on Form F-3 (No. 333-274883) and Form S-8 (No. 333-274884), and any amendments thereto, filed with the SEC, and (e) the incorporation by reference of the Technical information and this consent into the Registration Statements on Form F-3 (No. 333-274883) and Form S-8 (No. 333-274884), and any amendments thereto.

/s/ Kevin Bahe
Kevin Bahe, P.E

April 17, 2024